Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

VIST Financial Corp.

Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VIST Financial Corp. (the “Company”) our reports dated March 21, 2011 relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ ParenteBeard LLC

ParenteBeard LLC
Malvern, Pennsylvania
April 29, 2011